Exhibit 99.1

      Contact:
      Robert J. Hugin                           Brian P. Gill
      President and Chief Operating Officer     Senior Director of PR/IR
      Celgene Corporation                       Celgene Corporation
      (908) 673-9102                            (908) 673-9530


                   CELGENE CORPORATION REPORTS RECORD REVENUE
                              AND OPERATING PROFITS

           REVLIMID(R) AND THALOMID(R) REGULATORY APPROVALS HIGHLIGHT
                           SECOND QUARTER PERFORMANCE

PRODUCT SALES DRIVE RECORD SECOND QUARTER REVENUE AND PROFITS:

o  TOTAL NET PRODUCT SALES REACHED A RECORD $176.4 MILLION

o  REVLIMID ACHIEVED $63.0 MILLION IN NET PRODUCT SALES

o  THALOMID NET PRODUCT SALES ATTAINED $107.2 MILLION

o  ADJUSTED SECOND QUARTER EARNINGS PER DILUTED SHARE INCREASED TO $0.11

FINANCIAL HIGHLIGHTS OF SECOND QUARTER PERFORMANCE:

o TOTAL REVENUE INCREASED 35.4% TO A RECORD $197.2 MILLION VERSUS SECOND QUARTER 2005 (56.8% EXCLUDING ONE-TIME MILESTONE PAYMENT)

o ADJUSTED OPERATING INCOME INCREASED 39.7% TO $53.6 MILLION YEAR-OVER-YEAR (192.3% EXCLUDING ONE-TIME MILESTONE PAYMENT)

o ADJUSTED R&D EXPENDITURES INCREASED TO $53.6 MILLION PRIMARILY TO SUPPORT EXPANDED REVLIMID CLINICAL PROGRAMS

o  ADJUSTED  SG&A  EXPENSES  INCREASED  TO $63.7  MILLION  PRIMARILY  TO SUPPORT
   COMMERCIAL   ACTIVITIES  FOR  MULTIPLE  PRODUCT  LAUNCHES  AND  INTERNATIONAL
   EXPANSION OF CELGENE OPERATIONS

SUMMIT, NJ - (JULY 27, 2006) - CELGENE CORPORATION (NASDAQ: CELG) announced adjusted net income of $42.6 million, or adjusted earnings per diluted share of $0.11 for the quarter ended June 30, 2006. On a reported basis under U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $9.6 million, or diluted earnings per share of $0.03, including share-based employee compensation expense, compared to net income in the prior year period of $10.8 million. Total revenue was a record $197.2 million for the quarter ended June 30, 2006, an increase of 35.4% (56.8% excluding a one-time milestone payment) over the same period in 2005 driven by strong REVLIMID net sales of $63.0 million, and THALOMID net sales of $107.2 million, an increase of 13.5% year-over-year. ALKERAN(R) net sales for the second quarter were $4.5 million compared to $9.1 million in 2005. Revenue from

Focalin(TM) and the Ritalin(R) family of drugs totaled $17.7 million for the second quarter compared to $15.8 million over the same period last year, excluding a $20 million milestone payment for the NDA approval of FOCALIN XR(TM).

For the six-month period, total net product sales reached a record $336.6 million, an increase of 65.8% over the same period in 2005. REVLIMID(R) sales for the six-month period reached $95.5 million. THALOMID(R) sales for the six-month period were $214.4 million compared to $182.8 million in 2005, an increase of 17.3% year-over-year. Celgene posted adjusted net income of $76.2 million or adjusted earnings of $0.20 per diluted share, during the six-month period, compared to adjusted net income of $49.9 million or adjusted earnings of $0.14 per diluted share in the comparable 2005 period. During the six-month period on a reported basis, Celgene announced GAAP net income of $25.6 million or earnings of $0.07 per diluted share, compared to GAAP net income of $59.1 million or earnings of $0.16 per diluted share in the first six-months of last year.

Adjusted net income and adjusted per share amounts for the three and six-month periods ended June 30, 2006, eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment", (SFAS 123(R)) during the 2006 periods. The after tax net impact of share-based employee compensation expense reduced GAAP diluted earnings by $14.2 million, or $0.04 per share for the three-month period ended June 30, 2006 and by $25.2 million, or $0.07 per share for the six-month period ended June 30, 2006. Adjusted net income and per share amounts, for the three-month and six-month periods ended June 30, 2006 and 2005, also excludes amortization of acquisition intangibles resulting from the acquisition of Penn T Limited, charges for accelerated depreciation expense related to the Company's corporate headquarters relocation and charges to record our share of equity losses in EntreMed, Inc., and to adjust the income tax provision to reflect a projected cash tax rate of 32.0% and 28.0% for the six-month periods ended June 30, 2006 and 2005, respectively. Adjusted net income and per share amounts, for the three-month period ended June 30, 2006 and six-month period ended June 30, 2006 and 2005 also excludes gains (losses) recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants.

Adjusted or Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company's basic operations do not meet the GAAP definition of unusual non-recurring items. Adjusted earnings are not, and should not be, viewed as a substitute for GAAP net income. We define adjusted diluted earnings per share amounts as adjusted net income divided by the GAAP weighted average number of diluted shares outstanding. Our definition of adjusted earnings and adjusted diluted earnings per share may differ from similarly named measures used by others.

Based on its commitment to bring more disease-altering therapies to patients in need, Celgene continued to advance development of promising compounds in early-stage, preclinical and discovery programs. The Company increased R&D investments in multiple Phase II and Phase III programs evaluating REVLIMID across a broad range of hematological cancers with unmet medical needs including: multiple myeloma, myelodysplastic syndromes, chronic lymphocyte leukemia and non-Hodgkin's lymphoma. In the second quarter of 2006, Celgene incurred adjusted R&D expenses of $53.6 million, representing an increase of 9.4% compared to the year ago quarter. These R&D expenditures support ongoing clinical progress in multiple proprietary development programs for REVLIMID(R) and THALOMID(R) internationally; for other promising immunomodulatory drugs such as CC-4047, CC-11006 and CC-10015; for our lead anti-inflammatory compound, CC-10004, and our kinase and ligase inhibitor programs and placental-derived stem cell program. On a reported GAAP basis R&D expenses were $57.0 million.

Adjusted selling, general and administrative expenses were $63.7 million in the second quarter of 2006 driven primarily by significantly higher marketing and sales expenses related to increased product launch activities in the United States both for REVLIMID and THALOMID, and headcount growth to support Celgene international expansion in Europe, Japan, Australia and Canada. On a reported GAAP basis selling, general and administrative expenses were $82.8 million.

Celgene reported $758 million in cash and marketable securities as of June 30, 2006, an increase of $33 million year-over-year.

"We are very pleased with the FDA action to approve REVLIMID and THALOMID as oral therapies for multiple myeloma patients in need. Having begun our formal launch we are now looking forward to maximizing REVLIMID's full commercial and clinical potential," said Celgene Chief Executive Officer Sol J. Barer.

SECOND QUARTER COMPANY HIGHLIGHTS:

SECOND QUARTER REGULATORY ACHIEVEMENTS:
---------------------------------------

On June 29, 2006, the U.S. Food and Drug Administration granted approval for our Supplemental New Drug Application for REVLIMID in combination with dexamethasone as an additional indication for the treatment of patients with multiple myeloma who have received at least one prior therapy.

On May 27, 2006, the U.S. Food and Drug Administration granted accelerated approval to our Supplemental New Drug Application for THALOMID in combination with dexamethasone for the treatment of newly diagnosed multiple myeloma.

SECOND QUARTER CORPORATE AND COMMERCIAL ACHIEVEMENTS:
-----------------------------------------------------

Celgene continued to expand its international infrastructure through investments in ongoing commercial, clinical and regulatory activities in Europe, Switzerland, Japan, Australia and Canada to support the potential launch of REVLIMID for the treatment of MDS patients with a deletion 5q cytogenetic abnormality, as well as preparations for the potential launch of REVLIMID as an oral combination therapy for previously treated patients with multiple myeloma.

WEBCAST

Celgene will host a conference call to discuss the results and achievements of its second quarter 2006 operating and financial performance on July 27, 2006 at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon EDT July 27, 2006 until midnight EDT August 6, 2006. To access the replay, dial 1-800-642-1687 and enter reservation number 3022808.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS.

                                      # # #

                      CELGENE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                               THREE MONTHS ENDED
                (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          JUNE 30, 2006                                 JUNE 30, 2005
                                           -------------------------------------------   ----------------------------------------
                                              GAAP        ADJUST            "ADJUSTED"      GAAP        ADJUST         "ADJUSTED"
                                           ----------   ----------          ----------   ----------   ----------       ----------
Net product sales                          $  176,401   $       --          $  176,401   $  105,383   $       --       $  105,383
Collaborative agreements / other revenue        3,953           --               3,953       25,721           --           25,721
Royalty revenue                                16,885           --              16,885       14,597           --           14,597
                                           ----------   ----------          ----------   ----------   ----------       ----------
  Total revenue                               197,239           --             197,239      145,701           --          145,701

Cost of goods sold                             26,799         (461)(1)          26,338       18,196           --           18,196
Research and development                       57,018       (3,401)(1)          53,617       49,028           --           49,028
Selling, general and administrative            82,830      (19,116)(1)(2)       63,714       41,367       (1,228)(2)       40,139
                                           ----------   ----------          ----------   ----------   ----------       ----------
  Total costs and expenses                    166,647      (22,978)            143,669      108,591       (1,228)         107,363
                                           ----------   ----------          ----------   ----------   ----------       ----------

Operating income                               30,592       22,978              53,570       37,110        1,228           38,338

Equity in losses of associated company          1,375       (1,375)(3)              --          640         (640)(3)           --
Interest and other income (expense), net        7,126          378 (4)           7,504        4,343           --            4,343

                                           ----------   ----------          ----------   ----------   ----------       ----------
Income before taxes                            36,343       24,731              61,074       40,813        1,868           42,681

Income tax provision (benefit)                 26,735       (8,211)(5)          18,524       29,967      (18,016)(5)       11,951

                                           ----------   ----------          ----------   ----------   ----------       ----------
Net income                                 $    9,608   $   32,942              42,550   $   10,846   $   19,884       $   30,730
                                           ==========   ==========          ==========   ==========   ==========       ==========

PER COMMON SHARE:
Net income - basic                         $     0.03   $     0.09          $     0.12   $     0.03   $     0.06       $     0.09
                                           ==========   ==========          ==========   ==========   ==========       ==========
Net income - diluted                       $     0.03   $     0.08 (6)      $     0.11   $     0.03   $     0.05 (6)   $     0.08
                                           ==========   ==========          ==========   ==========   ==========       ==========

Weighted average shares -basic                347,696      347,696             347,696      334,282      334,282          334,282
                                           ==========   ==========          ==========   ==========   ==========       ==========
Weighted average shares -diluted              370,360      403,381             403,381      352,023      385,046          385,046
                                           ==========   ==========          ==========   ==========   ==========       ==========


NOTES TO RECONCILIATION OF GAAP EARNINGS TO "ADJUSTED" EARNINGS:

(1) To exclude SFAS 123(R) share-based compensation expense totaling $20,717 related to stock options.

(2) To exclude the amortizaton of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $2,160 in 2006 and $200 in 2005 and to exclude accelerated depreciation expense related to the relocation of the Company's corporate headquarters in the amount of $101 in 2006 and $1,028 in 2005.

(3) To exclude the equity losses related to the Company's equity method investment in EntreMed, Inc.

(4) To exclude the charge recorded for changes in estimated value of the Company's investment in EntreMed, Inc. warrants.

(5) The adjusted income tax provision reflects a projected annual cash tax rate of 32.0% for 2006 and 28.0% for 2005.

(6) Adjusted diluted per share amounts represent adjusted net income divided by the GAAP weighted average number of diluted shares outstanding.

                      CELGENE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                SIX MONTHS ENDED
                (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           JUNE 30, 2006                               JUNE 30, 2005
                                           --------------------------------------------   ------------------------------------------
                                              GAAP      ADJUSTMENTS          "ADJUSTED"      GAAP       ADJUSTMENTS       "ADJUSTED"
                                           ----------   -----------          ----------   ----------    -----------       ----------
Net product sales                          $  336,644   $        --          $  336,644   $  203,028    $        --       $  203,028
Collaborative agreements / other revenue        7,846            --               7,846       30,950             --           30,950
Royalty revenue                                34,590            --              34,590       24,119             --           24,119
                                           ----------   -----------          ----------   ----------    -----------       ----------
  Total revenue                               379,080            --             379,080      258,097             --          258,097

Cost of goods sold                             56,943          (919)(1)          56,024       30,800             --           30,800
Research and development                      111,542        (7,349)(1)         104,193       89,065             --           89,065
Selling, general and administrative           149,727       (31,667)(1)(2)      118,060       79,173         (2,649)(2)       76,524
                                           ----------   -----------          ----------   ----------    -----------       ----------
  Total costs and expenses                    318,212       (39,935)            278,277      199,038         (2,649)         196,389
                                           ----------   -----------          ----------   ----------    -----------       ----------

Operating income                               60,868        39,935             100,803       59,059          2,649           61,708

Equity in losses of associated company          4,466        (4,466)(3)              --        4,995         (4,995)(3)           --
Interest and other income (expense), net       11,007           271 (4)          11,278          791          6,875 (4)        7,666
                                           ----------   -----------          ----------   ----------    -----------       ----------
Income before taxes                            67,409        44,672             112,081       54,855         14,519           69,374

Income tax provision (benefit)                 41,777        (5,911)(5)          35,866       (4,205)        23,630 (5)       19,425

                                           ----------   -----------          ----------   ----------    -----------       ----------
Net income                                 $   25,632   $    50,583              76,215   $   59,060    $    (9,111)      $   49,949
                                           ==========   ===========          ==========   ==========    ===========       ==========

PER COMMON SHARE:
Net income - basic                         $     0.07   $      0.15          $     0.22   $     0.18    $     (0.03)      $     0.15
                                           ==========   ===========          ==========   ==========    ===========       ==========
Net income - diluted                       $     0.07   $      0.13(6)       $     0.20   $     0.16    $     (0.02)(6)   $     0.14
                                           ==========   ===========          ==========   ==========    ===========       ==========

Weighted average shares -basic                345,841       345,841             345,841      332,762        332,762          332,762
                                           ==========   ===========          ==========   ==========    ===========       ==========
Weighted average shares -diluted              369,108       402,129             402,129      382,444        382,444          382,444
                                           ==========   ===========          ==========   ==========    ===========       ==========


NOTES TO RECONCILIATION OF GAAP EARNINGS TO "ADJUSTED" EARNINGS:

(1) To exclude SFAS 123(R) share-based compensation expense totaling $35,500 related to stock options.

(2) To exclude the amortizaton of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $4,233 in 2006 and $405 in 2005 and to exclude accelerated depreciation expense related to the relocation of the Company's corporate headquarters in the amount of $202 in 2006 and $2,244 in 2005.

(3) To exclude the equity losses related to the Company's equity method investment in EntreMed, Inc.

(4) To exclude the charge recorded for changes in estimated value of the Company's investment in EntreMed, Inc. warrants.

(5) The adjusted income tax provision reflects a projected cash tax rate of 32.0% for 2006 and 28.0% for 2005.

(6) Adjusted diluted per share amounts represent adjusted net income divided by the GAAP weighted average number of diluted shares outstanding.

                      CELGENE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   JUNE 30,        DECEMBER 31,
                                                     2006             2005
                                                 -------------    -------------

Cash, cash equivalents & marketable securities    $   757,756      $   724,260
Total assets                                        1,372,683        1,246,637
Convertible notes                                     399,967          399,984
Stockholders' equity                                  745,631          635,775